Exhibit 10.2

REVOLVING NOTE

EBET, INC. F/K/A ESPORTS TECHNOLOGIES, INC.

US$2,000,000.00	dated as of June 30, 2023

FOR VALUE RECEIVED, the undersigned, EBET, Inc. f/k/a ESPORTS TECHNOLOGIES, INC., a Nevada corporation, as borrower under the Credit Agreement referenced below (the “Borrower”), promises to pay, on the earlier of the Termination Date (as defined in the Forbearance Agreement defined below) or the Maturity Date to the order of CP BF LENDING, LLC (hereinafter, together with its successors in title and assigns, called the “Lender”), the principal sum of TWO MILLION DOLLARS (US$2,000,000.00) (the “Revolving Loan Cap”), in immediately available funds or, if less, the aggregate unpaid principal amount of the Revolving Loan made by the Lender to the Borrower pursuant to the Credit Agreement to which reference is hereinafter made and to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until payment in full of such principal amount as provided in this Revolving Note (this “Revolving Note”) and in the Credit Agreement. Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement, the Forbearance Agreement or the Credit Documents (as defined in the Credit Agreement and amended from time to time) shall have the same meanings herein as therein.

1.       Credit Agreement. This Revolving Note is made and delivered by the Borrower pursuant to Section 2.3(c) of the Credit Agreement, dated as of November 29, 2021, by and among the Borrower, the Guarantors party thereto and the Lender (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) and the Forbearance Agreement, dated as of June 30, 2023, by and among the Borrower, the Guarantors party thereto and the Lender (as amended, restated, supplemented and otherwise modified from time to time, the “Forbearance Agreement”) and is entitled to the benefits and is subject to the provisions of the Credit Agreement and the Forbearance Agreement.

2.       Terms of this Revolving Note Generally.

2.1. Revolving Note. This Revolving Note is a revolving note and in accordance with, and subject to, the provisions hereof, the Credit Agreement and the Forbearance Agreement, the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to the Maturity Date or such earlier date as the obligations of the Borrower to the Lender under this Revolving Note and any other agreements between the Lender and the Borrower related to this Revolving Note shall become due and payable; provided, however, that in no event shall the principal balance outstanding hereunder exceed the face amount of this Revolving Note. This Revolving Note shall continue in full force and effect until all obligations and liabilities evidenced by this Revolving Note are indefeasibly paid in full and this Revolving Note is terminated, even if, from time to time, there are no amounts outstanding in respect of this Revolving Note. Nothing contained in this Revolving Note or otherwise is intended, nor shall constitute, an obligation or a commitment of the Lender to make any loan or advance; any requested loan or advance shall remain subject to the Lender’s sole and absolute discretion to fund such loan or advance.

3.       Payments.

3.1. Manner of Payments. All payments of principal and interest shall be payable pursuant to Section 2.9 of the Credit Agreement.

3.2. Payment of Interest. Interest on all amounts outstanding shall be payable in arrears (i) monthly on the tenth day of each month commencing the month following the date of this Revolving Note, and continuing thereafter on the same day of each succeeding month until the principal balance shall be paid in full, (ii) on the date of any repayment or prepayment, (iii) on the Maturity Date, and (iv) on the date payment is due after acceleration by the Lender. Payments of cash interest are earned in full and are non-refundable. PIK Interest is not applicable to payments of interest under this Revolving Note. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

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3.3. Application of Payments. Any payments received by the Lender on account of this Revolving Note shall be applied in accordance with Section 2.9(c) and 2.11(a) of the Credit Agreement. Notwithstanding the foregoing, any payments received by the Lender after the occurrence of an Event of Default (including Specified Events of Default as defined in the Forbearance Agreement) or a Termination Event under the Credit Documents shall be applied in such manner and order as the Lender may determine in its sole discretion.

4.       Interest. Interest under this Note shall be as follows:

4.1. Interest Rate. Commencing on the date of this Revolving Note, interest shall accrue on the aggregate principal balance outstanding from time to time under this Revolving Note and shall bear interest equal, each day, to a rate per annum equal to fifteen (15.0%) percent. Interest payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

4.2. Maximum Rate of Interest. If pursuant to the terms of this Revolving Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for any loan or advance evidenced by this Revolving Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

4.3. Default Rate. Upon the occurrence of an Event of Default, Termination Event or after the Maturity Date, the principal amount outstanding under this Revolving Note, and to the extent permitted by applicable law, any past due interest payments under this Revolving Note or any fees or other amounts owed hereunder, in each case, shall thereafter bear interest (including, without limitation, interest, as provided in this Revolving Note, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) payable in cash on demand at the Default Rate. The Default Rate shall also apply from acceleration until this Revolving Note or any judgment thereon is paid in full.

5.       Discretionary Advances. All advances requested to be made under this Revolving Note are considered and made in the Lender’s sole and absolute discretion. The Lender is under no obligation to make discretionary loan advances. The proceeds of discretionary advances shall be used by the Borrower solely for the general working capital purposes of the Borrower and its Subsidiaries. No portion of the proceeds of the discretionary advances shall be used by the Borrower or any Subsidiary of the Borrower in any manner that may violate any Regulation or might cause the advance or the application of such discretionary advance proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date of the discretionary advance and such use of proceeds. The Borrower will not, directly or indirectly, use the proceeds of any discretionary advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person.

6.       Procedures for Revolving Advances. Requests for discretionary advances are made by the Borrower delivering to the Lender a Funding Notice in the form of Annex I attached hereto. The Funding Notice must be delivered to the Lender on a Business Day which is at least two (2) Business Days prior to the proposed Funding Date set forth in the Funding Notice. The Borrower may only request one discretionary advance per calendar week. A request for a discretionary advance may only be made in an amount that exceeds One Hundred Thousand Dollars (US$100,000.00). Under no circumstances shall the amount of discretionary advance requested, when added to the outstanding principal amount of all advances made, exceed the Revolving Loan Cap. All discretionary advances are to be used solely for the purposes set forth in this Revolving Note. All discretionary advances when made shall be funded by the Lender to the Aspire Business Account or such other Controlled Account acceptable to Lender in its sole and absolute discretion. Each Funding Notice must provide, among other things, the following: (i) the amount of the discretionary advance requested, (ii) the proposed use of the requested discretionary advance in detail satisfactory to the Lender in its sole and absolute discretion, and (iii) a statement that no Event of Default or Termination Event, other than the Specified Events of Defaults set forth in the Forbearance Agreement, has occurred. Any proceeds of a discretionary advance in excess of Fifty Thousand Dollars ($50,000.00) not utilized within five (5) Business Days after the advance has been made for the purposes set forth in the Funding Notice related to the discretionary advance made shall be returned to the Lender on the following Business Day and shall be applied by the Lender in accordance with Section 2.9(c) of the Credit Agreement.

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7.       Representations and Warranties. The Borrower represents and warrants that the representations and warranties contained in this Revolving Note, Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.

8.       Collateral. The payment and performance of obligations evidenced by this Revolving Note are secured and guaranteed as provided in the Credit Agreement and the other the Credit Documents. All of the terms, covenants and conditions of the Credit Agreement and the other Credit Documents are hereby made a part of this Revolving Note and are deemed incorporated in full.

9.       Miscellaneous.

9.1 If a Termination Event shall have occurred or upon the Maturity Date, the entire unpaid principal amount of this Revolving Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

9.2 The Borrower and all Guarantors and endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Revolving Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

9.3 THIS REVOLVING NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS REVOLVING NOTE MAY BE BROUGHT ONLY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND NEW YORK COUNTY AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAS TO THE VENUE OF ANY SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be signed in its corporate name by its duly authorized officer on the day and in the year first above written.

BORROWER

EBET, INC. f/k/a ESPORTS TECHNOLOGIES, INC.

By:

Name:

Title:

[signature page to Revolving Note]

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ANNEX I

FORM OF

FUNDING NOTICE

Reference is made to that certain Revolving Note, dated as of June 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Note”; (the terms defined therein and not otherwise defined herein being used herein as therein defined)), by and between EBET, Inc. f/k/a ESPORTS TECHNOLOGIES, INC., a Nevada corporation, as borrower under the Credit Agreement referenced below (the “Borrower”), and CP BF LENDING, LLC (hereinafter, together with its successors in title and assigns, the “Lender”).

Pursuant to the Revolving Note, the Borrower requests that the Lender make the following discretionary advance to the Borrower on [______], 202[__] (the “Funding Date”) in accordance with the applicable terms and conditions of the Revolving Note, the Credit Agreement and the Forbearance Agreement:

1.       Discretionary advance request in the amount of US$[_________].

2.       [_____________], on behalf of the Borrower, hereby certifies, represents and warrants, solely in the undersigned’s capacity as an officer of the Borrower and not in an individual capacity, that:

(i)                as of the Funding Date, the representations and warranties contained in the Revolving Note, Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

(ii)              as of the Funding Date, no Event of Default or Termination Event has occurred, other than the Specified Events Defaults set forth in the Forbearance Agreement, and is continuing or would result from the funding of the discretionary advance contemplated hereby; and

(iii)            attached hereto as Schedule I is the information and all supporting documentation required to be submitted together with this Funding Notice to sufficiently describe the permitted uses and the amounts related to such uses of the requested discretionary advance.

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EBET, INC., a/k/a ESPORTS TECHNOLOGIES, INC.

By:

Name:

Title:

[Signature page to Funding Notice]

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SCHEDULE I TO FUNDING NOTICE

FUNDING USE INFORMATION

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